EXHIBIT 99.2
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FOR IMMEDIATE RELEASE

NORTH ATLANTIC HOLDING COMPANY, INC.
NORTH ATLANTIC TRADING COMPANY, INC.
3029 WEST MUHAMMAD ALI BLVD, LOUISVILLE, KY 40212

Contact:          James W. Dobbins
                  Senior Vice President and General Counsel
                  (502) 778 4421

             NORTH ATLANTIC ANNOUNCES BOARD AND MANAGEMENT CHANGES
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Louisville, KY, (April 3, 2007) - North Atlantic Holding Company, Inc. (`NAHC')
and North Atlantic Trading Company, Inc., (`NATC'), the holding companies of National Tobacco Company LP., (`NTC') today announced the following Board of Director and Executive Management changes.

Board of Director Changes
-------------------------

Effective April 16, 2007, MR. JACK AFRICK will expand his Board responsibilities to become Vice-Chairman, President and CEO of NAHC and Vice Chairman of NATC. During his 55 years in the tobacco industry Mr. Africk has served on the Board of UST and as Vice-Chairman, President and CEO at UST Inc., the largest smokeless tobacco company in the world, and was also a Senior Executive at R. J. Reynolds Tobacco. Mr. Africk is a member of the `Tobacco Industry Hall of Fame'. Mr. Africk also currently serves on the Board of Tanger Factory Outlet Centers and he holds the position of Managing Partner of The Evolution Consulting Group. Mr. Africk joined the Board of NATC in 1998.

Also effective April 16, 2007, MR. ROBERT D. ROTHENBERG will join the Board of Directors of NAHC and NATC. Mr. Rothenberg enjoyed a 27 year career at UST Inc., rising through the sales and marketing organizations, which included 7 years in the international division of the company, and culminated in his becoming President of UST Tobacco Company and member of the Board of UST Inc. Mr. Rothenberg has extensive industry experience in the smokeless tobacco segment and most recently in tobacco consulting and retailing.

MR. THOMAS HELMS JR., Executive Chairman of NAHC and NATC, said "I welcome the expanded role of Mr. Africk as Vice-Chairman, President and CEO of NAHC and the addition of Mr. Rothenberg to the Board. Both gentlemen have outstanding and wide-ranging experience in the smokeless tobacco segment and in industry sales and marketing, and will provide significant contributions to the future growth of our company."



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Executive Management Changes
----------------------------

Effective April 16th 2007, and in line with the company's turnaround and succession plan, MR. DOUGLAS P. ROSEFSKY will step-down as President and CEO and will be succeeded by current COO, MR. LAWRENCE S. WEXLER who will become President and CEO of NATC and its operating subsidiaries. Mr. Rosefsky, also a Managing Director of Alvarez and Marsal, LLC, was appointed President and CEO of the Company in 2005 to lead the financial and operational turnaround of the business.

Mr. Wexler was appointed COO of the Company in June, 2005. Prior to this appointment, Mr. Wexler had been President and COO of North Atlantic Cigarette Company, Inc., a subsidiary of the Company, since December 2003. Prior to joining NACC, from 1998 to 2003 he was a consultant to a number of emerging marketing, communication and financial companies. From 1977 to 1998, he was employed by Philip Morris USA, where as Senior Vice President, he held various leadership positions within Finance, Marketing, Planning, IT, Manufacturing, Sales and Purchasing.

The senior leadership team has already begun the management transition process. In order to ensure a seamless transition, Mr. Rosefsky will remain at the company through May, 15th 2007, and has agreed to be available to management and the Board as requested thereafter. Mr. Rosefsky commented that "working with the Board, management team and employees of National Tobacco has been incredibly rewarding. Over the past two years, the company has undergone dramatic positive change with a significant strengthening of the company's Board, management, operations, financing and financial performance. We are now well placed for sustainable profitable growth and I have every confidence in Mr. Wexler's ability to carry the success of National Tobacco forward."

Mr. Thomas Helms, Jr., said "On behalf of the Board of Directors, I would like to thank Mr. Rosefsky, and the Alvarez and Marsal team, for their work in helping guide our company through this period of change. I am confident that our management team will achieve a seamless transition of responsibilities, and that under the strong leadership of Mr. Wexler and Mr. Africk, our business will maintain its strong focus on future growth."

North Atlantic Holding Company, Inc. and North Atlantic Trading Company, Inc. are holding companies which own National Tobacco Company, L.P., and North Atlantic Operating Company, Inc., (NAOC). National Tobacco Company is the third largest manufacturer and marketer of loose leaf chewing tobacco in the United States, selling its products under the brand names BEECH-NUT(R), STOKER(R), OUR PRIDE(R), TROPHY(R), HAVANA BLOSSOM(R), TENNESSEE CHEW(R) and DURANGO(R). NAOC imports and distributes premium cigarette papers and related products into the United States, which are sold under the ZIG-ZAG(R) brand name pursuant to an exclusive long-term distribution agreement with Bollore, S.A. NTC manufactures and distributes Make-Your-Own smoking tobaccos and related products under the ZIG-ZAG(R), STOKER(R) and OLD HILLSIDE(R) brand names. NTC also manufactures and distributes premium cigarettes under the ZIG-ZAG(R) brand name.

The Companies caution the reader that certain statements contained in this Press Release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not


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guarantees of future performance. They involve risks, uncertainties and other important factors. The Companies' actual future results, performance or achievement of results may differ materially from any such results, performance or achievement implied by these statements. Among the factors that could affect the Companies' actual results and could cause results to differ from those anticipated in the forward-looking statements contained herein is the Companies' ability to comply with certain financial covenants contained in its Financing Agreement, its ability to implement its business strategy successfully, which may be dependent on business, financial and other factors beyond the Companies' control, including, among others, federal, state and/or local regulations and taxes, competitive pressures, prevailing changes in consumer preferences, consumer acceptance of new product introductions and other marketing initiatives, market acceptance of the Companies' current distribution programs, access to sufficient quantities of raw material or inventory to meet any sudden increase in demand, disruption to historical wholesale ordering patterns, product liability litigation and any disruption in access to capital necessary to achieve the Companies' business strategy. The Companies caution the reader not to put undue reliance on any forward-looking statements. In addition, the Companies do not have any intention or obligation to update the forward-looking statements in this document. The Companies claim the protection of the safe harbor for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934. Reference is made to Item 1A, "Risk Factors," in the Companies' Annual Reports on Form 10-K for the year ended December 31, 2006.

















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